As Filed With the Securities and Exchange Commission on January 16, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Erie Indemnity Company
(Exact name of Registrant as specified in its charter)

Pennsylvania	25-0466020
(State of Incorporation)	(I.R.S. Employer Identification No.)
100 Erie Insurance Place
Erie, Pennsylvania 16530
(814) 870-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Erie Indemnity Company 2004 Long-Term Incentive Plan
Erie Indemnity Company 1997 Long-Term Incentive Plan, as amended
Erie Indemnity Company Deferred Compensation Plan for Outside Directors, as amended
(Full title of the plans)

James J. Tanous, Esq.
Executive Vice President,
Secretary and General Counsel
Erie Indemnity Company
100 Erie Insurance Place
Erie, Pennsylvania 16530
814-870-2000
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Michael C. Donlon, Esq.
Jaeckle Fleischmann & Mugel, LLP
Twelve Fountain Plaza
Buffalo, New York 14202
(716) 856-0600
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share (2)	Price (2)	Registration Fee

Class A common stock, no par value	1,239,361	$50.15	$62,153,955	$2,442.65

(1)	Consists of up to (i) 39,361 shares of Class A Common Stock, no par value (the “Class A Common Stock”) of Erie Indemnity Company, a Pennsylvania corporation, subject to outstanding performance awards under the Erie Indemnity Company 1997 Long-Term Incentive Plan, (ii) 1,000,000 shares of Class A Common Stock available for future issuance under the Erie Indemnity Company 2004 Long-Term Incentive Plan and (iii) 200,000 shares of Class A Common Stock available for future issuance pursuant to the Erie Indemnity Company Deferred Compensation Plan for Outside Directors. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The shares of Class A Common Stock to be issued pursuant to the above plans and registered hereunder will be purchased in the open market and will not increase the number of issued and outstanding shares of Class A Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices, as reported by the NASDAQ Global Select Market, of the shares of Class A Common Stock on January15, 2008.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed to register an aggregate of 1,239,361 shares of Class A Common Stock, no par value, of Erie Indemnity Company (the “Registrant”) which have been reserved for issuance under the Erie Indemnity Company 2004 Long-Term Incentive Plan, the Erie Indemnity Company 1997 Long-Term Incentive Plan, as amended, and the Erie Indemnity Company Deferred Compensation Plan for Outside Directors, as amended (collectively, the “Plans”).
     The shares of Class A Common Stock to be issued pursuant to the Plans and registered hereunder will be purchased in the open market and will not increase the number of issued and outstanding shares of Class A Common Stock of the Registrant.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with the Instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Class A Common Stock pursuant to the Plans. The documents containing the information required by Part I of the Registration Statement and required to be delivered to employees pursuant to Rule 428(b) under the Securities Act will be sent or given to participants in each respective Plan.
     Additionally, participants in the Plans are entitled to the documents incorporated by reference in Item 3 of Part II of this Registration Statement, without charge, upon written or oral request. Such requests should be directed to Erie Indemnity Company; Attention: Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530 (telephone: (814) 870-2000).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2007, March 9, 2007, April 10, 2007, April 17, 2007, May 1, 2007, July 16, 2007, July 20, 2007, August 1, 2007 (excluding Item 2.02), August 8, 2007, August 27, 2007, September 18, 2007, October 17, 2007, December 12, 2007 and January 3, 2008;and

•	The description of the Class A Common Stock set forth in the Registrant’s Form 10/A Registration Statement (Registration No. 0-24000) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on August 4, 1994 including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable (the Class A Common Stock is registered under Section 12 of the Exchange Act).
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
     The Bylaws of the Registrant provide for (i) indemnification of directors, officers, employees and agents of the Registrant and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
4.1	Erie Indemnity Company 1997 Long Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s proxy statement for the 2003 Annual Meeting of Shareholders filed with the Commission on March 31, 2003)

4.2	Erie Indemnity Company 2004 Long Term Incentive Plan (incorporated by reference to Appendix D to the Registrant’s proxy statement for the 2004 Annual Meeting of Shareholders filed with the Commission on March 25, 2004)

4.3	Erie Indemnity Company Deferred Compensation Plan for Outside Directors (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly report on Form 10-Q for the quarter ended September 30, 2002)

23	Consent of Ernst & Young LLP (filed herewith)

24	Power of Attorney (included on signature page)
[No opinion of counsel is being furnished because the securities being registered are not original issuance securities and the Plans are not subject to the requirements of ERISA.]
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Erie, Pennsylvania on January 16, 2008.

ERIE INDEMNITY COMPANY

By:	/s/ James J. Tanous

James J. Tanous Executive Vice President, Secretary and General Counsel
POWERS OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of James J. Tanous or Philip A. Garcia his/her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John J. Brinling, Jr.	President and	January 9, 2008
John J. Brinling, Jr.	Executive Officer

/s/ Philip A. Garcia	Executive Vice President and	January 16, 2008
Philip A. Garcia	Chief Financial Officer

/s/ Timothy G. NeCastro	Senior Vice President	January 16, 2008
Timothy G. NeCastro	and Controller

/s/ Kaj Ahlmann	Director	January 14, 2008
Kaj Ahlmann

/s/ John T. Baily	Director	January 10, 2008
John T. Baily

/s/ J. Ralph Borneman, Jr.	Director	January 16, 2008
J. Ralph Borneman, Jr.

/s/ Patricia Garrison-Corbin	Director	January 14, 2008
Patricia Garrison-Corbin

/s/ Jonathan Hirt Hagen	Director	January 11, 2008
Jonathan Hirt Hagen

/s/ Susan Hirt Hagen	Director	January 14, 2008
Susan Hirt Hagen

/s/ Thomas B. Hagen	Director	January 14, 2008
Thomas B. Hagen

/s/ C. Scott Hartz	Director	January 14, 2008
C. Scott Hartz

Director
Claude C. Lilly, III

/s/ Lucian L. Morrison	Director	January 10, 2008
Lucian L. Morrison

/s/ Thomas W. Palmer	Director	January 10, 2008
Thomas W. Palmer

Director
Elizabeth A. Vorsheck

Director
Robert C. Wilburn

EXHIBIT INDEX

Exhibit Number	Description

4.1	Erie Indemnity Company 1997 Long Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s proxy statement for the 2003 Annual Meeting of Shareholders filed with the Commission on March 31, 2003)

4.2	Erie Indemnity Company 2004 Long Term Incentive Plan (incorporated by reference to Appendix D to the Registrant’s proxy statement for the 2004 Annual Meeting of Shareholders filed with the Commission on March 25, 2004)

4.3	Erie Indemnity Company Deferred Compensation Plan for Outside Directors (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly report on Form 10-Q for the quarter ended September 30, 2002)

23	Consent of Ernst & Young LLP (filed herewith)

24	Power of Attorney (included on signature page)